Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Form 10-K of our report dated February 10, 2010, on our audit of the financial statements of Pinnacle Energy Crop. as of October 31, 2009 and for the year ended October 31, 2009. The period from inception (June 5, 2007) to October 31, 2008 was audited by other auditors whose report expressed an unqualified opinion on those statements.

/s/ M&K CPAS, PLLC
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www.mkacpas.com
Houston, TX
February 11, 2010

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle, Suite C
IRVINE, CALIFORNIA, U.S.A.  92614-6401
 (949) 955-2522. Fax (949)724-3817
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the report of Pinnacle Energy Corporation (formerly Gas Salvage Inc.) on Form 10-K for the year ended October 31,  2009 of my Auditor’s report  dated January 21, 2009, relating to the financial statements of Pinnacle Energy Corporation for the year ended October 31, 2008.

/s/

John Kinross-Kennedy, CPA
February 10, 2010